Exhibit 3.1

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE SLACK INK ONLY - 00 NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Trellis Earth Products, Inc.

Registered Agent for Service of Process: (check only one box)
☑ Commercial Registered Agent: The Corporation Trust Company of Nevada
Name
☐ Noncommercial Registered Agent  OR  ☐ Officer or Position with Entity
(name and address below)                           (name and address below)

Name of Noncommercial Registered Agent  oR Name of Title of Office or Other Positions with Entity

6100 Neil Road, Suite 500                        Reno                        Nevada 89511
Street Address                                          City                          Zip Code

                                                                                                            Nevada
Mail Address (If different form street address)     City         Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 120,000,000 Par value per share: 0.001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director must be a natural parson at least 18 years of age; attach additional page if more than two directors/trustees)
1) William Collins
      Name
9125 SW Ridder Road , Suite D                   Wilsonville                   OR          97070
Street Address                                                  City                              State    Zip Code

2)
 Name
9125 SW Ridder Road , Suite D                   Wilsonville                   OR          97070
Street Address                                                  City                              State    Zip Code

5. Purpose: (optional: see instructions)	The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator (attach additional page if more that one Incorporator)	William Collins Name	X /s/ William Collins Incorporator Signature
9125 SW Ridder Road , Suite D Wilsonville OR 97070 Street Address City State Zip Code
Certificate of Acceptance of Appointment of Registered Agent:
 I hereby accept appointment as Registered Agent for the above named Entity.

X /s/ Juan Grajeda
Assistant Secretary
Authorized Signature of Registered Agent on Behalf of Registered Argent Entity  Date: 8/12/2011

This form must be accompadipd by eppropiate fees	Nevada Secretary at Stale NRS 78 Articles Revised: 4-10-02

ARTICLES OF INCORPORATION

OF

TRELLIS EARTH PRODUCTS, INC.,

A Nevada Corporation

ARTICLE I

NAME

        The name of the corporation is Trellis Earth Products, Inc. (the "Corporation").

ARTICLE II

RESIDENT AGENT AND REGISTERED OFFICE

        The name and address of the Corporation's resident agent for service of process is The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada   89511, (County of Washoe).

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes (“NRS”).

ARTICLE IV

CAPITAL STOCK

        4.01    Authorized Capital Stock.    The total number of shares of stock this Corporation is authorized to issue shall be one hundred twenty million (120,000,000) shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

        4.02    Common Stock.    The total number of authorized shares of Common Stock shall be one hundred million (100,000,000) shares with par value of $.001 per share. Each share of Common Stock when issued, shall have one (1) vote on all matters presented to the stockholders.

        4.03    Preferred Stock.    The total number of authorized shares of Preferred Stock shall be twenty million (20,000,000) shares with par value of $.001 per share. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

        (a)   Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

        (b)   The number of shares to constitute the class or series and the designation thereof;

        (c)   The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

        (d)   Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

        (e)   Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

        (f)    The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

        (g)   The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

        (h)   Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

        (i)    Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

        The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE V

DIRECTORS

        The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one director.

ARTICLE VI

DIRECTORS' AND OFFICERS' LIABILITY

        The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII

INDEMNITY

        Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

        Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

        The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Dated: August 8, 2011	/s/ William Collins
William Collins, Incorporator